INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement"), dated as of August 4, 2016, is by and between Reading International, Inc., a Nevada corporation (the "Company") and [NAME OF INDEMNITEE] (the "Indemnitee").

WHEREAS, Indemnitee is a director and/or an officer of the Company or a consultant to the Company or the Company expects Indemnitee to join the Company as a director and/or an officer of the Company or consultant to the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of or consultants to public companies;

WHEREAS, the board of directors of the Company (the "Board") has determined that enhancing the ability of the Company to retain and attract as directors, officers and consultants the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's  service and/or continued services as a director and/or officer of the Company or consultant to the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's certificate of incorporation or bylaws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(e) below) to, Indemnitee as set forth in this Agreement and for the  coverage or continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee's agreement to provide or to continue to provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) "Beneficial Owner" has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) "Change in Control" means the occurrence after the date of this Agreement of any of the following events:

(i) any Person, other than a Person that has reported such current ownership pursuant to the Exchange Act on Schedule 13D as of the date hereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the Company's then outstanding Voting Securities, unless the change in relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 70% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

(v) a majority of the Disinterested Directors determine in a written finding that there has in fact been a Change of Control.

(c) "Claim" means:

(i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d) "Disinterested Director" means a director of the Company who is not and was not a party to, and does not control a party outside the Enterprise that is party to, the Claim in respect of which indemnification is sought by Indemnitee.

(e) "Expenses" means any and all expenses, including without limitation attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

(f) "Expense Advance" means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(g) "Final Determination" means in the case of a judicial proceeding a final judgment by a Nevada Court that is binding upon the Indemnitee and not capable of further appeal or, in the case of an arbitration, the final award of the arbitrator as filed in the Nevada Court, that is binding upon the Indemnitee and not capable of further appeal.

(h) "Indemnifiable Event" means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, manager, member, or agent of or consultant to the Company or any direct or indirect subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of or consultant to any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, the "Enterprise") or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(i) "Independent Counsel" means an attorney who is licensed to practice law before the Nevada Court and in good standing with the Nevada Bar Association, who has not been subject to any disciplinary proceeding during the prior ten years, who has at least ten years' experience in matters of Nevada corporation law and who (and whose firm) neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who (or whose firm), under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(j) "Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(k) "Nevada Court" shall have the meaning ascribed to it in Section 9(e) below.

(l) "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(m) "Standard of Conduct Determination" shall have the meaning ascribed to it in Section 9(b) below.
(n) "Term of this Agreement" shall have the meaning subscribed to it in Section 12 below.
(o) "Voting Securities" means any securities of the Company that vote generally in the election of directors.

2. Services to the Company. Indemnitee agrees to serve or to continue to serve, as the case may be, as a director or officer of the Company or consultant to the Company for so long as Indemnitee is duly elected, appointed or retained or until Indemnitee tenders Indemnitee's resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment or consulting agreement between the Company (or any of its direct or indirect subsidiaries or the Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with or service to the Company or any of its direct or indirect subsidiaries or the Enterprise is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement or other written agreement between Indemnitee and the Company (or any of its direct or indirect subsidiaries or the Enterprise), any other applicable formal severance policies duly adopted by the Board or, with respect to service as a director and/or officer of the Company, by the Company's Constituent Documents or Nevada law.  This Agreement shall continue in force after Indemnitee has ceased to serve as a director and/or officer of the Company or consultant to the Company or, at the request of the Company, of any of its direct or indirect subsidiaries or the Enterprise, as provided in Section 12 hereof.

3. Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Nevada in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase (but not decrease) the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five (5) business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee's ability to repay the Expense Advances), in the form attached hereto as Exhibit A, to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee was not entitled to indemnification hereunder. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. All Expenses Advances shall be paid without deduction (other than any legally mandated deductions for tax withholdings) or off set.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.  Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith. All such amounts shall be paid without deduction (other than any legally mandated deductions for tax withholdings) or off set.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify the Company in writing, as soon as practicable after Indemnitee has actual notice of such Claim, of any Claim which Indemnitee reasonably believes could relate to an Indemnifiable Event or for which Indemnitee reasonably believes that Indemnitee could seek Expense Advances, including a brief description (based upon information then reasonably available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder except that the Company shall not be liable to indemnify Indemnitee under this Agreement with respect to any judicial award in a Claim related to an Indemnifiable Event to the extent that the Company can prove that as the direct and proximate result of the failure on the part of the Indemnitee to give such notice on a timely basis, the Company was not given a reasonable opportunity to participate at its expense in the defense of such action.  If at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies.  The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim and the identification of the counsel that the Company intends to retain to provide such defense, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than (i)  reasonable costs of investigation, (ii) reasonable costs incurred in connection with the exercise by Indemnitee of Indemnitee's right to determine (a) whether such counsel is reasonable satisfactory to Indemnitee, (b) whether any conflicts of interest may exist between Indemnitee and the Company in the defense of the Claim and/or (c) whether such counsel is adequately and effectively providing the defense of such Claim and acting in a competent manner, or (iii) as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but (except as provided in the immediately preceding sentence or as otherwise provided below in this sentence) all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel, (iv) the Company shall not in fact have employed counsel reasonably satisfactory to Indemnitee, to assume the defense of such Claim and/or such counsel shall fail to adequately or effectively provide the defense of such Claim or otherwise fail to act in a competent manner, or (v) the Company is in breach of its obligations under this Agreement, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8. Procedure upon Application for Indemnification.  In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.  Indemnification shall be unless the Company affirmatively and in writing determines that Indemnitee is not entitled to indemnification under the provisions of Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in 9(b)) shall be required.

(ii) To the extent that Indemnitee's involvement in a Claim relating to an Indemnifiable Event is to service as a witness and/or to prepare to serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Nevada law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a "Standard of Conduct Determination") shall be deemed made in the affirmative, with respect to a legally required condition to indemnification and in the negative with respect to any obligation to repay Expense Advances if so determined by any one or more of the following::

(i) by the holders of a majority of the outstanding common voting stock of the Company (acting at a meeting or by written consent),
(ii) by a majority vote of a quorum consisting entirely of Disinterested Directors,

(iii) if a majority vote of a quorum consisting entirely of Disinterested Directors so orders, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to the Indemnitee,

(iv) if a quorum of Disinterested Directors cannot be obtained, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; or

(v) if a Change in Control has occurred since the time of any acts or omissions of Indemnitee or the Company that are related to a Claim for which the indemnification is sought, at the option of Indemnitee, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

By way of clarification, if holders of a majority of the outstanding voting common stock of the Company vote that Expense Advances are to be repaid under clause (i) above, but by a majority of a quorum consisting entirely of Disinterested Directors votes that Expense advances are not to be repaid under clause (ii) above, then the determination under clause (ii) shall control, and the Indemnitee shall have no obligation to repay Expense Advances.

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five (5) business days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination (including, without limitation, costs and expenses of legal counsel advising Indemnitee on such matter).

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the "Notification Date") and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii) no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within five (5) business days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.  Such amount shall be paid without deduction or off set.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall likewise apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Eighth Judicial District Court of the State of Nevada ("Nevada Court") to resolve any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel's determination pursuant to Section 9(b), which fees shall include, without limitation, any co-counsel reasonably associated by the Independent Counsel.   In the event that the Company has any objection to such fees, the Company shall nevertheless promptly pay the same, provided that such payment may be made under a reservation of rights.

(f) Presumptions and Defenses.

(i) Indemnitee's Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Nevada Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its direct or indirect subsidiaries or the Enterprise in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v) Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and/or uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by a final adverse judgment, memorialized in a writing, and not subject to appeal against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense (including, without limitation, with respect to claims of wrongful termination by such Indemnitee against the Company, any direct or indirect subsidiary of the Company or the Enterprise), except:

(i) proceedings brought by Indemnitee to interpret or enforce Indemnitee's rights under this Agreement  (unless the Nevada Court finally determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction, not capable of appeal, determines that such indemnification is judged to be prohibited by applicable law;

(c) indemnify Indemnitee or advance funds to Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d) indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11. Settlement of Claims. So long as the Company shall not be in material breach of its obligation under this Agreement (after notice and a thirty (30) day cure period), the Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel (appointed by the Indemnitee as provide in Section 9(e), above) has approved the settlement.  The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee or which would result in the issuance of any injunction binding upon the Indemnitee or the creation of any contractual obligation on the part of the Indemnitor to do or not do anything, without the Indemnitee's prior written consent.

12. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director and/or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of or consultant to the Company, any direct or indirect subsidiary, or the Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee's rights under this Agreement, even if, in either case, Indemnitee  may have ceased to serve in such capacity at the time of any such Claim or proceeding (such period being referred to as the "Term of this Agreement").

13. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, Chapter 78 of the Nevada Revised Statutes, any other contract or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.   No amendment to any of the Constituent Documents shall have the effect denying, diminishing or encumbering Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision and shall be subordinate to Indemnitee's rights under this Agreement.

14. Liability Insurance. During the Term of this Agreement, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.  Notwithstanding the above, nothing herein shall prevent the Company from procuring individual policies of diretors’ and officers’ liability insurance for one or more directors and officers on a case by case basis as may be approved by a majority of the directors then in office, it being understood and agreed that the procurement of individual policies of directors’ and officers’ liability insurance for one or more directors shall not require the Company to procure such individual directors’ and officers’ liability insurance for the Indemitee and that the Indemnitee shall have no right to have the Company procure for his or her benefit any such individual directors’ and officer’s liability insurance.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, or substantially all of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by the Nevada Court (or if applicable, the arbitrator) to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  In the event that any provision is found to be invalid, illegal, void or otherwise unenforceable, it is the intention and desire of the parties that such provision be read down so as to preserve, to the maximum extent possible, the protections and benefits provided by this Agreement to the Indemnitee.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.
(b) if to the Company, to:
Reading International, Inc. Attn: Chief Executive Officer 6100 Center Drive, Suite 900 Los Angeles, California 90045 With copy to: Office of Legal Counsel

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Nevada Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Nevada Court lacks venue or that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

22. Remedies of Indemnitee.

(a) If (1) a determination is made pursuant to Section 9 hereof that Indemnitee is not entitled to indemnification, (2) advances of Expenses are not timely made pursuant to this Agreement, (3) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, (4) a Standard of Conduct Determination is not made pursuant to Section 9(b) within the time period therefor designated in Section 9(c), or (5) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of the remedy sought in the Nevada Court.  The Company hereby consents to service and to appear in any such proceeding.  Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator in Clark County, Nevada, pursuant to the commercial arbitration rules of the American Arbitration Association then in effect.  The decision of such arbitrator is to be made within ninety (90) days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee's right to seek any such adjudication or arbitration award.  The parties agree that each shall be bound by the determination rendered in any judicial proceeding or arbitration conducted pursuant to this Section 22(a) and that no appeal shall be taken from such determination by either party.

(b) If a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 9 hereof, the decision in the judicial proceeding or arbitration provided in subsection (a) of this Section 22 shall be made de novo and Indemnitee shall not be prejudiced by reason of any prior determination that Indemnitee is not entitled to indemnification.

(c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 9 hereof, the Company shall be bound by such determination.

(d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) In addition to any other remedies to which the Indemnitee may be entitled, at law, in equity or in arbitration, to the extent that any moneys are determined to be owed by the Company to the Indemnitee, such amounts shall bear interest from the date said amounts were due at the lesser of ten (10) percent per annum (compounded monthly), or the maximum amount allowed by applicable Nevada Law.

23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

READING INTERNATIONAL, INC.

By:
	Name:	Ellen M. Cotter
	Title:	Chief Executive Officer

INDEMNITEE

Name:
Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES

[DATE]

Attn: Chief Executive Officer

Reading International, Inc.
6100 Center Drive, Suite 900

Los Angeles, California 90045

Re: Undertaking to Repay Advancement of Expenses.

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [DATE], by and between Reading International, Inc., a Nevada corporation (the "Company"), and the undersigned as Indemnitee (the "Indemnification Agreement"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.

I have become subject to [DESCRIPTION OF PROCEEDING] (the Proceeding) based on my status as [TITLE] of the Company/alleged actions or failures to act in my capacity as [TITLE] of the Company. This undertaking also constitutes notice to the Company of the Proceeding pursuant to Section 7 of the Indemnification Agreement. The following is a brief description of the [current status of the] Proceeding:

[DESCRIPTION OF PROCEEDING]

Pursuant to Section 4 of the Indemnification Agreement, the Company can (a) pay such Expenses on my behalf, (b) advance funds in an amount sufficient to pay such Expenses, or (c) reimburse me for such Expenses. Pursuant to Section 4 of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:

[DESCRIPTION OF EXPENSES]

In connection with the request for Expense Advances set out above, I hereby undertake to repay any amounts paid, advanced or reimbursed by the Company for such Expense Advances to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement.

This undertaking shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws thereof.

Very truly yours,
________________ Name: Title:

cc: Corporate Secretary